UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2021

GENMARK DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34753	27-2053069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5964 La Place Court

Carlsbad, California 92008

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (760) 448-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GNMK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by GenMark Diagnostics, Inc. (the “Company”) on March 15, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 12, 2021, with Roche Holdings, Inc. (“Parent”) and Geronimo Acquisition Corp., a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on March 25, 2021, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), at a price of $24.05 per Share, net to the seller in cash, without interest and subject to deduction for any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 25, 2021 (as amended, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each has been amended or supplemented from time to time, constitute the “Offer”). The Offer to Purchase and the Letter of Transmittal were filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Schedule TO originally filed with the SEC by Purchaser and Parent on March 25, 2021.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 22, 2021, in connection with the Merger (as defined below), the Company, as borrower, terminated the Loan and Security Agreement, dated as of February 1, 2019 (as the same may from time to time have been amended, restated, or otherwise modified, the “Loan Agreement”), by and among the Company and its domestic subsidiaries, as co-borrowers, the lenders from time to time party thereto, and SLR Investment Corp. (fka Solar Capital Ltd.), as collateral agent. The Company previously filed the Loan Agreement as Exhibit 10.2 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 30, 2019.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, Eastern Time, at the end of the day on Wednesday, April 21, 2021 (such date and time, the “Expiration Time”). Citibank, N.A., the depositary for the Offer (the “Depositary”), advised that, as of the Expiration Time, 61,201,761 Shares had been validly tendered (excluding all Shares delivered pursuant to guaranteed delivery instructions for which certificates have not yet been delivered) and not properly withdrawn pursuant to the Offer, representing approximately 82.89% of the outstanding Shares at the time Parent will accept the tendered shares for payment. Accordingly, the minimum tender condition to the Offer was satisfied. In addition, the Depositary advised that, as of the Expiration Time, Notices of Guaranteed Delivery had been delivered for 2,564,732 Shares, representing approximately 3.47% of the outstanding Shares at the time Parent will accept the tendered shares for payment. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, on April 22, 2021, Purchaser accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On April 22, 2021, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each outstanding Share, other than any Shares owned by Parent, Purchaser, or the Company or any of their respective wholly owned subsidiaries, or by stockholders who have validly exercised their appraisal rights under the DGCL, was canceled and converted into the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement.

Each stock option outstanding immediately prior to the Effective Time, whether or not vested, became fully exercisable immediately prior to the Effective Time. To the extent not exercised prior to the Effective Time, each stock option was converted into the right to receive (subject to applicable withholding) the excess, if any, of the Offer Price over the exercise price per share of the stock option, multiplied by the number of Shares subject to the stock option. Except as provided in the Merger Agreement, each restricted stock unit outstanding immediately prior to the Effective Time was automatically accelerated and vested in full and was canceled and the holder became entitled to receive the Offer Price (subject to applicable withholding) multiplied by the number of Shares subject to such restricted stock unit. Except as provided in the Merger Agreement, each market-based stock unit outstanding immediately prior to the Effective Time vested based on the performance level attained pursuant to the terms of the applicable award agreement, including provisions relating to the effect of a change of control, and was canceled and the holder became entitled to receive the Offer Price (subject to applicable withholding) multiplied by the number of Shares subject to such market-based stock unit. The aggregate consideration paid by Parent and Purchaser in the Offer and Merger was approximately $1.8 billion, without giving effect to related transaction fees and expenses or cash on hand of the Company. Parent provided Purchaser with sufficient cash to consummate the Offer and the Merger.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 15, 2021 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on April 22, 2021 that the Merger was consummated, and requested that the trading of Shares on Nasdaq be halted prior to market open on April 22, 2021 and that such trading be suspended and the listing of the Shares on Nasdaq be removed, in each case, prior to market open on April 22, 2021. In addition, the Company requested that Nasdaq file with the SEC an application on Form 25 to delist the Shares from Nasdaq and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Items 2.01, 3.01, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, a change of control of the Company occurred on April 22, 2021. As a result of the consummation of the Merger pursuant to Section 251(h) of the DGCL on April 22, 2021, the Company is now a wholly owned subsidiary of Parent.

The information disclosed under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, Bruce Resnick and Sean A. Johnston, became the directors of the Company until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Kevin O’Boyle, Daryl J. Faulkner, James Fox, Lisa Giles, Michael Kagnoff and Scott Mendel voluntarily resigned as directors of the Company.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety in the forms filed as Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 8.01.	Other Events.

On April 22, 2021, the Company and Roche Holding Ltd, the ultimate parent company of Parent, issued a joint media release relating to the expiration of the Offer and the anticipated consummation of the Merger. A copy of the media release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 12, 2021, among GenMark Diagnostics, Inc., Roche Holdings, Inc. and Geronimo Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2021).

3.1	Amended and Restated Certificate of Incorporation of GenMark Diagnostics, Inc.

3.2	Second Amended and Restated Bylaws of GenMark Diagnostics, Inc.

99.1	Joint Media Release issued by Roche and GenMark, dated April 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenMark Diagnostics, Inc.

	By:	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary

Date: April 22, 2021